Exhibit 99.15

April 28, 2015

Division of Investment Management

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Rule 485(b) Filing with Restated Financial Statements
Separate Account I of National Integrity Life Insurance Company (the “Separate Account”)
National Integrity Life Insurance Company (the “Depositor”)
The Western and Southern Life Insurance Company (the “Guarantor”)
File Numbers 333-167372 and 811-04846

Dear Madam or Sir:

Accompanying this letter is Post-Effective Amendment No. 5 to a registration statement filed on form N-4 for a flexible premium variable annuity to be issued by the Depositor and the Separate Account (the “Amendment”).  The Amendment is being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “1933 Act”) to bring the financial statements of the Separate Account, Depositor, and Guarantor (collectively, the “Registrants”) up to date.  As counsel to the Registrants, I reviewed the Amendment and hereby represent that the Amendment does not contain disclosures that would render it ineligible to become effective under Rule 485(b) of the 1933 Act.

If further information is needed or further action required, please contact me at 513-629-1854 or rhonda.malone@wslife.com .

Sincerely,

/s/ Rhonda S. Malone

Rhonda S. Malone
Senior Counsel — Securities
Western & Southern Financial Group, Inc.